                                                                     Exhibit 2.1

     CONSENT AND WAIVER AGREEMENT (the "AGREEMENT") dated the 2nd day of July, 2002, among Peace Arch Entertainment Group Inc. (the "COMPANY"), Working Opportunity Fund (EVCC) Ltd. ("WOF"), Royal Bank of Canada ("RB"), Frank Groff ("GROFF"), FremantleMedia Enterprises Ltd. ("FREMANTLE"), Timothy Gamble ("GAMBLE"), W.D. Cameron White ("WHITE") and Immortal Productions Inc. ("IMMORTAL"),

WHEREAS:

A. The Company has entered into an amended and restated loan agreement (the "LOAN AMENDMENT AGREEMENT") with WOF, Groff, Gamble and White dated November 30, 2001, specifying, subject to the Fremantle Priority Agreement (defined below), that certain payments be made to WOF and certain other lenders from, inter alia, certain tax credits received by the Company or the Company's subsidiaries from the Canada Customs and Revenue Agency ("CCRA") and the province of British Columbia;

B. The Company and Immortal have granted to WOF and certain other lenders, the right to receive tax credits ("TCR") and tax refund interest income ("RII") proceeds from the CCRA and the province of British Columbia, in the amount of $717,096.OO (the "IMMORTAL TAX CREDIT PAYMENT");

C. WOF, Fremantle, Immortal Productions Inc. and First Wave Productions Inc have entered into a priority agreement (the "FREMANTLE PRIORITY AGREEMENT") dated November 30, 2001, specifying certain payments to be made to WOF/Groff from Tax credits and other sources; as follows:

SOURCE OF PAYMENT                     PAYMENT DATE          PAYABLE TO
WOF/GROFF
-----------------                     ------------          ----------
Sale of 160 W. 1st                   Dec. 19, 200l          $950,000.00
First Wave II TCR                     May 31, 2002        $1,058,000.00
First Wave II RII                     May 31, 2002           $28,000.00
First Wave III TCR                    May 31, 2002        $1,316,000.00
First Wave III RII                    May 31, 2002          $300,000.00
Big Sound (Diva) TCR                 June 30, 2002          $727,000.00
Big Sound (Diva) RII                 June 30, 2002          $123,000.00
Immortal TCR                         July 15, 2002          $114,000.00
Immortal TCR                         July 15, 2002          $240,000.00
First Wave TCR                       July 31, 2002          $829,000.00
Working Capital Pymt.                July 31, 2002            $1,793.00
Total                                                     $5,686,793,00

D. To date, the Company has made, or caused to be made, the following payments to WOF from tax credits and other sources (the "PRIOR WOF PAYMENTS"):

DATE                    PRIOR WOF PAYMENTS              INTEREST PAID
----                    ------------------              -------------
17-Dec-01                  1,160,400.00
31-Dec-01                                                144,658.17
10-Jan-02                    995,559.65
31-Jan-02                                                104,581.24
28-Feb-02                                                 85,591.51
12-Mar-02                   290,l00.00
15-Mar-02                   897,376.00
31-Mar-02                                                 75,164.30
31 May-02                                                 58,454.54
11 Jun-02                   503,498.00
5 July-02                      807,793


Balance Owing $600,528.57

E. WOF and RB have entered into a priority agreement dated November 30, 2001, specifying, among other things, certain payments to be made to WOF from tax credits and other SOURCES (the "RB/WOF PRIORITY AGREEMENT");

F. Groff, White, Gamble, Fremantle, Immortal Productions Inc. and First Wave Productions Inc have entered into a priority agreement dated November 30, 2001, specifying, among other things, the parties' priority with respect to security interests in, and repayment of indebtedness by, the Company;

G. WOF, Groff, White and Gamble are parties to an amended and restated inter-lender agreement dated November 30, 2001 specifying, among other things, the parties' relative security interests in, and repayment of indebtedness, by the Company;

H. In lieu of a portion of the Immortal Tax Credit Payment and other payments outlined in recital C that were not made, the Company wishes to make alternative arrangements for repayment to WOF; (as to approximately $1,256,712, or an amount from other sources which repays WOF the currently outstanding $600,528.57 debt (plus any additional accrued interest and costs, payable thereon) in full (the "WOF OUTSTANDING DEBT") and Groff (as to approximately $42,887.00, or an amount from other sources which repays Groff the currently outstanding $21,126.83 debt (plus any additional accrued interest payable thereon) in full (the "GROFF OUTSTANDING DEBT") from tax credits and other sources (as may be amended from time to time as agreed among the Company WOF and Groff) in preference and priority to any payments to the undersigned (other than WOF and Groff and other than to RB as provided in the RB/WOF Priority Agreement (as amended)) (collectively, the "WOF/GROFF PAYMENTS") as follows:


SOURCE OF PAYMENT                       AMOUNT          FORECASTED PAYMENT DATE
-----------------                       ------          -----------------------
Payment of a Portion of              $217,096.00        July 2,2002
Immortal Tax Credit
Tax Credit Receivables
From Sausage Productions             $221,577.00        August 31,2002
Inc. and Mission Productions         $101,426.00        September 30,2002

Inc. (Christy Movies)
Royal Bank Financing of Tax
Credits (on receipt of CAVCO
Part A)
Animal Miracles Productions            $191,500             September 30,2002
Inc. (Season I and II)

Fees based on Tax Credit
Receipts from Edge
Entertainment Inc. for              $150,000.00              November 1, 2002
Impossible Productions Inc.         $155,000.00                  July 31,2002
and Now and Forever Films
Inc.

Corporate Tax Recovery for          $263,000.00              October 31, 2002
DMG Too Productions Inc.
(Dead Man's Gun)
Total:                            $1,299,599.00


I. To secure payment of the WOF/Groff Payments and to provide additional security interests to WOF, Groff, White and Gamble from the following entities:

     Sausage Productions Inc.
     Mission Productions Inc.
     Animal Miracles Productions Inc.
     Edge Entertainment Inc.
     DMG Too Productions Inc.

by way of guarantees, general security agreements and assignment of tax credits and assignment of debt, all in such form as WOF may reasonably request in preference and priority to any payments to the undersigned (other than WOF and Groff and other than to RB as provided in the Royal Bank Priority Agreement (as amended)) (collectively, the "ADDITIONAL SECURITY");

J. RB and WOF wish to amend the RB/WOF Priority Agreement by deleting Section 3.(e) and substituting the following therefor:

"(e) consents to the granting by the Subsidiaries and of assignments of tax credits, guarantees relating to the obligations of the Company and the Company's assignment of debt owed to it by Edge Entertainment Inc. to WOF, Frank Groff, W,D. Cameron White and Timothy Gamble and of security agreements creating security interests in the property and assets of the Subsidiaries as follows:

     Animal Miracles Productions Inc.
     Cake Night Productions Inc.
     Citizen Productions Inc.
     Harm's way Productions Inc.
     Heroines Productions Inc.
     Mall World Productions Inc.

     Passage Productions Inc.
     Passage Productions Inc.
     Peace Arch Productions Inc.
     Prisoner of Zenda Productions Inc.
     Ronnie and Julie Productions Inc.
     Sausage Productions Inc.
     Mission Productions Inc.
     DMG Too Productions Inc.

     and the Company's assignment of the debt owed to the Company by Edge Entertainment Inc.

     provided that WOF, Groff, Gamble or White, as the case may be, executes and delivers to Royal all such priority agreements and other documents as Royal may reasonably require in order to ensure that any security granted to Royal by any Subsidiary has priority over the security granted to WOF by that Subsidiary.";

K. The Company represents and warrants for itself and on behalf of its subsidiaries that no security interests in any tax credits, and the payments resulting therefrom, or any other payments, granted and payable to RB have been granted, or are payable, to the Lenders and no security interests in any tax credits, and the payments resulting therefrom, or any other payments, granted or payable to the Lenders have been granted or are payable to RB;

L. Each of the undersigned parties has an interest or potential interest in the transactions contemplated herein; and

M. Each of the undersigned parties has agreed to execute this Consent and Waiver in order to permit the Company to make the WOF/Groff Payments and to ratify, confirm and approve and the Prior WOF Payments and to permit the Company to grant the Additional Security.

NOW THEREFORE, in consideration of and in reliance on the premises (which are deemed to form part of this Agreement), the mutual covenants contained herein and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1. WOF/Groff Payments - The Company hereby agrees to pay or cause to be paid to WOF and Groff the WOF/Groff Payments, and WOF and Groff agree to accept the WOF/Groff Payments in lieu of the Immortal Tax Credit Payment.

2. Additional Security - To secure payment of the WOF/Groff Payments, the Company hereby agrees to grant, or cause to be granted, the Additional Security to WOF, Groff, White and Gamble.

3. Payments to White and Gamble - Once WOF has been paid the WOF Outstanding Debt and Groff has been paid the Groff Outstanding Debt, the Company will pay to White and Gamble the outstanding loans and accrued interest owing to each of them under the loan agreement among the Company, Groff, Gamble, White and certain others dated August 16, 2000, as amended November 30, 2001.

4. AMENDMENT TO RB/WOF PRIORITY AGREEMENT -- RB and WOF agree that the RB/WOF Priority Agreement is amended as set out in Recital 3 above and Groff, Gamble and White agree that the terms and conditions of RB/WOF Priority Agreement apply to, and are binding on each of them as though each of them was an original signatory thereto.

5. DEFERRED INTEREST PAYMENTS -- WOF agrees to defer the April Interest Payment until the last payment of WOF's Outstanding Debt is made, provided interest will accrue thereon at the rate and terms prescribed in Section 2.2 of the Loan Amendment Agreement for the "WOF Debt" (as defined therein), until payment of the April Interest Payment and accrued interest has been paid in full to WOF.

6. PAYMENTS -- Each of the undersigned parties hereby agrees to the Company making the WOF/Groff Payments, ratifies confirms and approves the Company's payment of the Prior WOF Payments to WOF, the Company's payments to date to Groff and consents to the granting of the Additional Security.

7. CONSENT AND WAIVER -- Notwithstanding any prohibition thereof contained in any instrument, document or agreement with WOF, Groff, the Company or any Company subsidiary to which any of the undersigned may be a party, each of the undersigned hereby waives any breach of or default of such agreements by any party thereto, resulting from the WOf/Groff Payments, the Prior WOf Payments or the granting of the Additional Security.

8.   TIME -- Time is of the essence herein.

9. ASSIGNMENT -- No party (other than WOF, Groff, White and/or Gamble) shall be entitled to assign his rights under this Agreement to any person without the prior written consent of the other parties, provided that such consent shall not be unreasonably withheld or delayed. WOF and Groff may assign their rights an obligations under this Agreement, provided that such person first agrees to become party to and bound by this Agreement.

10. ENTIRE AGREEMENT -- This Agreement constitutes the entire agreement among the parties to this Agreement with respect to the subject matter hereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter of this Agreement.

11. HEADINGS -- The headings used in this Agreement are for case of reference only and shall not affect the meaning or the interpretation of this Agreement.

12. COUNTERPARTS -- This Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth herein.

IN WITNESS WHEREOF the parties have signed, sealed and delivered this agreement as of the date first written above.



ROYAL BANK OF CANADA                       FREMANTLEMEDIA ENTERPRISES LTD.

(SIGNATURE)

Per:                                         Per:         (SIGNATURE)
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory




     ------------------------------               ------------------------------
     TIMOTHY GAMBLE                               W.D. CAMERON WHITE



                                             IMMORTAL PRODUCTIONS INC.


                                             Per:
     ------------------------------               ------------------------------
     FRANK GROFF                                  Authorized Signatory




FIRST WAVE PRODUCTIONS INC.                  PEACE ARCH ENTERTAINMENT GROUP INC.



Per:                                         Per:          (SIGNATURE)
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory




WORKING OPPORTUNITY FUND (EVCC)
LTD., by its manager GrowthWorks
Capital Ltd.



Per:
     ------------------------------
     Authorized Signatory

Per:                                         Per:
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory



               (SIGNATURE)
     ------------------------------               ------------------------------
     TIMOTHY GAMBLE                               W.D. CAMERON WHITE



                                             IMMORTAL PRODUCTIONS INC.


                                             Per:          (SIGNATURE)
     ------------------------------               ------------------------------
     FRANK GROFF                                  Authorized Signatory




FIRST WAVE PRODUCTIONS INC.                  PEACE ARCH ENTERTAINMENT GROUP INC.



Per:           (SIGNATURE)                   Per:           (SIGNATURE)
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory




WORKING OPPORTUNITY FUND (EVCC)
LTD., by its manager GrowthWorks
Capital Ltd.



Per:          (SIGNATURE)
     ------------------------------
     Authorized Signatory

Per:                                         Per:
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory



               (SIGNATURE)                                  (SIGNATURE)
     ------------------------------               ------------------------------
     TIMOTHY GAMBLE                               W.D. CAMERON WHITE



                                             IMMORTAL PRODUCTIONS INC.


                                             Per:          (SIGNATURE)
     ------------------------------               ------------------------------
     FRANK GROFF                                  Authorized Signatory




FIRST WAVE PRODUCTIONS INC.                  PEACE ARCH ENTERTAINMENT GROUP INC.



Per:                                         Per:           (SIGNATURE)
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory




WORKING OPPORTUNITY FUND (EVCC)
LTD., by its manager GrowthWorks
Capital Ltd.



Per:
     ------------------------------
     Authorized Signatory

Per:                                         Per:
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory




     ------------------------------               ------------------------------
     TIMOTHY GAMBLE                               W.D. CAMERON WHITE



                                             IMMORTAL PRODUCTIONS INC.


              (SIGNATURE)                    Per:
     ------------------------------               ------------------------------
     FRANK GROFF                                  Authorized Signatory




FIRST WAVE PRODUCTIONS INC.                  PEACE ARCH ENTERTAINMENT GROUP INC.



Per:                                         Per:           (SIGNATURE)
     ------------------------------               ------------------------------
     Authorized Signatory                         Authorized Signatory




WORKING OPPORTUNITY FUND (EVCC)
LTD., by its manager GrowthWorks
Capital Ltd.



Per:
     ------------------------------
     Authorized Signatory